Exhibit 23.5
H.J. GRUY AND ASSOCIATES, INC.
6575 West Loop South, Suite 670, Bellaire, Texas 77401 • Phone (713) 739-1000
CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Crescent Energy Company to be filed on or about November 5, 2024, including any amendments thereto (collectively, the “Registration Statement”), our report dated February 1, 2024, prepared for SilverBow Resources, Inc., and the information contained therein, which appears in Crescent Energy Company, Inc. Current Report on Form 8-K/A dated August 13, 2024.

H.J. GRUY AND ASSOCIATES, INC.

	by:	/s/ Marilyn Wilson
Marilyn Wilson, P.E.
Chief Executive Officer

November 5, 2024
Houston, Texas